UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2006

SSA Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51330	84-1542338
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 W. Madison, Suite 2200, Chicago, IL 60661

(Address of principal executive offices, including zip code)

(312) 258-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2006, SSA Global Technologies, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Mr. Kirk Isaacson, an Executive Vice President and the General Counsel of the Company,  in order to induce Mr. Isaacson to execute and deliver to the Company the Lock-Up Agreement (as defined in Item 8.01 below). The Letter Agreement supplements the Employment Agreement, dated August 9, 2000, between the Company and Mr. Isaacson (previously filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 on August 9, 2004) and the Agreement Governing Severance Obligations And Termination Of Employment, dated December 1, 2004, between the Company and Mr. Isaacson (previously filed as Exhibit 10.5 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 on March 1, 2005). The term of the Letter Agreement runs until May 26, 2008 (the “Term”). Pursuant to the Letter Agreement, if either (i) the Company terminates Mr. Isaacson’s employment without “cause” or (ii) Mr. Isaacson resigns for “good reason,” Mr. Isaacson is entitled to receive his base salary and bonus, based on the yearly average achieved in the prior twenty-four months, for the remaining duration of the Term. The material terms and conditions of the Letter Agreement are substantially the same as the terms and conditions of the letter agreements entered into prior to the initial public offering of the Company between the Company and certain other executive officers of the Company, each of whom were also required to execute and deliver lock-up agreements to the Company on substantially similar terms and conditions contained in the Lock-Up Agreement executed and delivered by Mr. Isaacson.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the complete agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On March 28, 2006, as a result of and in connection with, the execution and delivery by the Company of the Letter Agreement referenced in Item 1.01 above, the Company entered into a Management Lock-Up Agreement (the “Lock-Up Agreement”) with Mr. Kirk Isaacson. As stated above, the terms and conditions of the Lock-Up Agreement are substantially similar to those of the lock-up agreements that certain other executive officers entered into prior to the initial public offering of the Company. The term of the Lock-Up Agreement runs until May 26, 2008. Pursuant to the Lock-Up Agreement, Mr. Isaacson, subject to certain exceptions, is prohibited from selling or otherwise disposing of certain shares of common stock of the Company until May 26, 2008. Under the Lock-Up Agreement, in the event that Cerberus Capital Management, L.P., General Atlantic Partners LLC or any of their respective affiliates (the “Shareholders”) sells any shares of the Company’s common stock, Mr. Isaacson will be entitled to sell the number of shares of the Company’s common stock that is equal to (a) the number of shares of the Company’s common stock beneficially owned by Mr. Isaacson on March 28, 2006, multiplied by (b) a fraction, of which (i) the numerator is the number of shares of the Company’s common stock to be sold by the Shareholders in such transaction and (ii) the denominator is the total number of shares of the Company’s common stock held by the Shareholders as of March 28, 2006.

The foregoing summary of the Lock-Up Agreement is qualified in its entirety by reference to the complete agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SSA Global Technologies, Inc.

Date: April 3, 2006	/s/Stephen P. Earhart
Stephen P. Earhart
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between SSA Global Technologies, Inc. and Kirk Isaacson dated March 28, 2006.

10.2	Management Lock-Up Agreement between SSA Global Technologies, Inc. and Kirk Isaacson dated March 28, 2006.